                                                                    EXHIBIT 99.1



                       Waste Systems, Inc. and Subsidiary

                           December 31, 1997 and 1996

                          INDEPENDENT AUDITOR'S REPORT





To the Stockholders
Waste Systems, Inc.

We have audited the accompanying consolidated balance sheets of Waste Systems, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Waste Systems, Inc. and Subsidiary as of December 31, 1997 and 1996 and the results of its consolidated operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 13 to the consolidated financial statements, the Company (i) has suffered recurring losses from operations, (ii) has a negative working capital, (iii) has suffered recurring negative cash flow from operating activities and (iv) is involved in legal proceedings, all of which collectively raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Notes 1 and 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                        HEARD MCELROY & VESTAL LLP


Shreveport, Louisiana
November 4, 1998

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

ASSETS                                                                                     1997               1996
                                                                                           (dollars in thousands)
Current assets:
  Cash and cash equivalents.....................................................       $      44         $      32
  Restricted cash...............................................................              --               130
  Accounts receivable, net of allowance for doubtful
    accounts of $875,144 and $990,994...........................................           3,559             3,753
  Inventory.....................................................................              72                59
  Other current assets..........................................................             441               233
                                                                                       ---------         ---------
      Total current assets......................................................           4,116             4,207
Property, plant and equipment, at cost..........................................          10,927            11,396
Less--accumulated depreciation..................................................          (2,477)           (2,933)
                                                                                       ---------         ---------
      Net property, plant and equipment.........................................           8,450             8,463
Excess of cost over net assets acquired, net of accumulated
  amortization of $74,988 and $49,888...........................................             362               387
Other intangible assets, net of accumulated amortization of
  $149,104 and $74,552..........................................................             274               350
Other assets....................................................................              25                48
                                                                                       ---------         ---------
Total assets....................................................................       $  13,227         $  13,455
                                                                                       =========         =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Bank overdrafts...............................................................       $     157         $      34
  Notes payable.................................................................             217               212
  Notes payable-revolving line of credit........................................              --            12,785
  Current portion of long-term debt, unaffiliated lenders.......................           1,374             1,314
  Accounts payable..............................................................           1,069             2,288
  Accrued liabilities...........................................................           2,189             2,501
  Notes payable-stockholders....................................................              --             3,851
                                                                                       ---------         ---------
      Total current liabilities.................................................           5,006            22,985

Long-term debt unaffiliated lenders, net of current portion.....................             986               742
                                                                                       ---------         ---------
      Total liabilities.........................................................           5,992            23,727
Accrued stock put option (565,500 shares of 3CI common
  stock at $3.00 per share).....................................................              --             1,697

Shareholders' equity (deficit):

Common stock, no par value, 100 shares authorized,
  issued and outstanding........................................................            500               500
Additional paid-in capital......................................................         31,596            11,152
Accumulated deficit.............................................................        (24,861)          (23,621)
                                                                                       --------          --------
      Total shareholders' equity (deficit)......................................          7,235           (11,969)
                                                                                       --------          --------
Total liabilities and shareholders' equity (deficit)............................       $ 13,227          $ 13,455
                                                                                       ========          ========


   The accompanying notes are an integral part of these financial statements.

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                                     1997                1996
                                                                                       (dollars in thousands
                                                                                      except per share amounts
                                                                                           and share data)

Revenues........................................................................    $  18,790         $  17,748

Expenses:

  Cost of services..............................................................       14,286            13,815
  Depreciation..................................................................        1,171             1,304
  Write-off of intangibles--Note 12.............................................           --            11,385
  Write-off of fixed assets--Note 3.............................................           --             1,184
  Selling, general and administrative...........................................        3,784             5,496
                                                                                    ---------         ---------
      Total expenses............................................................       19,241            33,184
                                                                                    ---------         ---------

Net loss from operations........................................................         (451)          (15,436)

Other income (expense):

  Interest expense..............................................................         (855)           (1,444)
                                                                                    ---------         ---------

Loss before income taxes and accretion of stock put.............................    $  (1,306)        $ (16,880)

Income taxes....................................................................           --                --

Accretion of stock put..........................................................           --               (26)
                                                                                    ---------         ---------

Loss before minority interest in loss of subsidiary.............................       (1,306)          (16,906)

Minority interest in loss of subsidiary.........................................           66             6,040
                                                                                    ---------         ---------

Net loss........................................................................    $  (1,240)        $ (10,866)
                                                                                    =========         =========

Weighted average shares outstanding.............................................          100               100
                                                                                    =========         =========

Loss per common share...........................................................    $ (12,400)        $(108,660)
                                                                                    =========         =========


   The accompanying notes are an integral part of these financial statements.

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                                       1997                 1996
                                                                                        (dollars in thousands)

Common stock:
  Balance at beginning of period................................................       $     500         $     500

  Additional shares issued (retired)............................................              --                --
                                                                                       ---------         ---------

  Balance at end of period......................................................       $     500         $     500

Additional paid-in capital:

  Balance at beginning of period................................................       $  11,152         $  11,152

  Conversion of stockholder debt and other liabilities
    to additional paid-in capital...............................................           5,507                --

  Stockholder contributions to additional paid-in
    capital ....................................................................          14,937                --
                                                                                       ---------         ---------

  Balance at end of period......................................................       $  31,596         $  11,152

Accumulated deficit:

  Balance at beginning of period ...............................................       $ (23,621)        $ (12,755)

  Net loss......................................................................          (1,240)          (10,866)
                                                                                       ---------         ---------

  Balance at end of period......................................................       $ (24,861)        $ (23,621)
                                                                                       ---------         ---------

Total stockholders' equity (deficit)............................................       $   7,235         $ (11,969)
                                                                                       =========         =========


   The accompanying notes are an integral part of these financial statements.

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                           1997             1996
                                                                                           (dollars in thousands)
Cash flows from operating activities:
  Net loss..........................................................................   $  (1,240)        $ (10,866)
  Adjustments to reconcile net loss to net cash
   (used in) operating activities:
      (Gain) on disposal of fixed and intangible assets.............................         (24)              --
      Depreciation and amortization.................................................       1,375             2,249
      Accretion of stock put........................................................          --                26
      Write-off of impaired intangible assets.......................................          --            11,385
      Write-off of fixed assets.....................................................          --             1,183
      (Increase) decrease in restricted cash........................................         130               (30)
      (Increase) decrease in net accounts receivable................................         194              (783)
      (Increase) decrease in inventory..............................................         (13)               31
      (Increase) in prepaid expenses................................................        (207)               (5)
      (Increase) decrease in other current assets...................................          92               126
      Increase (decrease) in accounts payable.......................................        (869)              777
      Increase in accounts payable, affiliated companies............................          72                12
      (Decrease) in accrued liabilities.............................................        (193)             (110)
      Gain on foreign currency transaction..........................................         (31)             (138)
      Minority interest in loss of subsidiary.......................................         (66)           (6,040)
                                                                                       ---------         ---------
      Total adjustments.............................................................         460             8,683
                                                                                       ---------         ---------
        Net cash (used in) operating activities.....................................        (780)           (2,183)
Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment...............................         249                62
  Purchase of property, plant and equipment.........................................      (1,417)           (1,680)
                                                                                       ---------         ---------
        Net cash (used in) investing activities.....................................      (1,168)           (1,618)
Cash flows from financing activities:
  Increase in bank overdrafts.......................................................         122                34
  Proceeds from issuance of notes payable...........................................       1,019               522
  Principal reduction of notes payable..............................................      (1,013)             (536)
  Reduction of put option...........................................................        (861)               --
  Proceeds from issuance of long-term debt, unaffiliated lenders....................         931             1,222
  Reduction of long-term debt, unaffiliated lenders.................................      (1,444)           (2,638)
  Proceeds from issuance of note payable to majority shareholders...................       1,054             5,126
  Repayment of revolving line of credit.............................................     (12,785)               --
  Contributed capital...............................................................      14,937                --
                                                                                       ---------         ---------
        Net cash provided by financing activities...................................       1,960             3,730
                                                                                       ---------         ---------
Net increase (decrease) in cash and cash equivalents................................          12               (71)

Cash and cash equivalents, beginning of period......................................          32               103
                                                                                       ---------         ---------
Cash and cash equivalents, end of period............................................   $      44         $      32
                                                                                       =========         =========
Supplemental disclosures:
  Cash paid during the year for :
    Interest........................................................................   $     671         $     960
                                                                                       =========         =========
       Taxes........................................................................   $      --         $      --
                                                                                       =========         =========
Noncash transactions:
  Conversion of stockholder debt and other
    liabilities to additional paid-in capital.......................................   $   5,507         $      --
                                                                                       =========         =========

   The accompanying notes are an integral part of these financial statements.

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Principles of Consolidation

     The accompanying financial statements present the consolidated accounts of Waste Systems, Inc. ("WSI" or "Company") and its majority-owned subsidiary, 3CI Complete Compliance Corporation ("3CI" or "Subsidiary"). WSI was owned by a group of German corporate investors and has a year ending on December
     31. 3CI's year ends on September 30. The consolidated financial statements include the accounts for the respective year-ends. All significant intercompany accounts and transactions have been eliminated in consolidation. 3CI has suffered recurring net losses. Such losses have exceeded the minority interest's equity capital. Under generally accepted accounting principles, such excess losses are charged against the majority interest. If the losses reverse in later years, the majority interest will be credited with the amount of minority interest losses previously absorbed before credit is made to the minority interests.

     Organization and Basis of Presentation

     3CI, a Delaware corporation, is publicly held and is engaged in the collection, transportation and incineration of biomedical waste in the southeastern and southwestern United States. In February 1994, subsidiaries of 3CI acquired all the assets and business operations of American Medical Transports Corporation ("AMTC"), an Oklahoma corporation, and A/MED, Inc. ("A/MED"), a Delaware corporation. Both AMTC and A/MED were engaged in businesses similar to that of 3CI. Waste Systems, Inc. (WSI), a Delaware corporation, was the majority shareholder of both AMTC and A/MED (the "Companies"). Additionally, in February 1994, WSI purchased 1,255,182 shares of 3CI common stock ("Common Stock") from American Medical Technologies ("AMOT").

     As a result of the transactions described above, WSI became the majority shareholder of 3CI immediately following the acquisition of AMTC and A/MED. For accounting purposes, AMTC and A/MED were considered the acquirer in a reverse acquisition. The combined financial statements of AMTC and A/MED are the historical financial statements of 3CI for periods prior to the date of the business acquisition. Historical combined shareholders' equity of AMTC and A/MED has been retroactively restated for the equivalent number of 3CI shares received for the assets and business operations of AMTC and A/MED, and the combined accumulated deficit of AMTC and A/MED has been carried forward.

     In October 1992, Medical Environmental Disposal, Inc., a wholly-owned subsidiary of WSI was merged with and into AMTC, with AMTC being the surviving corporation.

     Predecessor to 3CI

     Prior to the merger with AMTC and A/MED, 3CI was a majority owned subsidiary of AMOT. In September 1991, AMOT purchased the business and assets and assumed certain liabilities of 3CI and 3CI Transportation Systems Corporation (the "Predecessor Companies"), both existing Texas corporations that had been in the medical waste disposal business since 1989 and 1990, respectively. 3CI began operations when AMOT contributed substantially all the net assets and business operations of the Predecessor Companies to 3CI. In April 1992, 3CI completed an initial public offering of Common Stock whereby 800,000 shares were sold by 3CI and 580,000 shares were sold by AMOT.

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996



1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Substantial Doubt Regarding Ability to Continue as a Going Concern

     The Subsidiary has consistently suffered losses for the past several fiscal years, and losses have continued in fiscal 1998. As of September 30, 1997, the Subsidiary had a working capital deficit of $6,135,666. The Subsidiary has historically relied on WSI, the Subsidiary's majority stockholder, for funding, and such support was again necessary in fiscal 1997. In the absence of the Subsidiary being able to secure third party financing, WSI agreed to provide the Subsidiary with a revolving credit facility of $8 million under a Promissory Note dated September 30, 1995, which provides for deferred interest with cash advances not to exceed $7.4 million, of which $4.8 million including deferred interest, and $4.9 million including deferred interest, has been drawn as of September 30, 1997, and December 31, 1997. During the fiscal year ended September 30, 1996, WSI made additional cash advances that were in excess of the principal in the original Promissory Note, and 3CI entered into a second Revolving Credit Facility of $2.7 million including deferred interest, dated December 20, 1996 with a maturity date of February 28, 1997. It was the intent of WSI and 3CI that this Revolving Promissory Note evidence all sums owing by 3CI to WSI to the extent that such sums represent advances of funds to 3CI in excess of the maximum limits fixed under that certain $8,000,000 Revolving Promissory Note dated September 30, 1995. The Promissory Note dated September 30, 1995 had a due date of December 31, 1996 of which 3CI requested from and received an extension to discuss with WSI the possibility of restructuring the terms of such Promissory Note. In February 1997, 3CI received a letter from the Nasdaq Stock Market, Inc. regarding 3CI's failure to meet listing requirements. These requirements include maintaining a minimum capital and surplus of at least $1,000,000 and a minimum bid price of $1.00. While 3CI remained out of compliance with these requirements, the Nasdaq Stock Market, Inc. allowed 3CI to remain listed with an exception added to its trading symbol. The Nasdaq Stock Market, Inc. gave 3CI until June 25, 1997, to meet the listing requirements. In June 1997, WSI converted $7,000,000 of debt into 1,000,000 shares of 3CI preferred stock. This conversion allowed 3CI to meet the listing requirements of the Nasdaq Stock Market, Inc. On June 26, 1997, the Nasdaq Stock Market, Inc. informed 3CI that it had been found to be in compliance with all requirements necessary for continued listing on the exchange, and the exception to its trading symbol had been removed. In connection with the conversion of debt to preferred stock, WSI canceled the Revolving Credit Facility of $2.7 million dated December 20, 1996, with a maturity date of February 28, 1997, which had been previously extended to June 30, 1997. The conversion also resulted in the reduction of the outstanding indebtedness of the Promissory Note dated September 30, 1995. During the fiscal years ended December 31, 1997 and 1996 WSI made cash advances to 3CI of $2,303,000 and $4,000,000. Since the year ended December 31, 1997, 3CI has not requested nor received any additional cash advances from WSI. WSI is under no obligation to provide additional advances and could demand payment on the debt at any time. During the fiscal year 1997, 3CI had began to have discussions with a third party lender to obtain an alternative source of financing apart from WSI. In the event 3CI and WSI do not come to a resolution on the restructuring of the September 30, 1995 Promissory Note and 3CI is unable to obtain alternative financing, there can be no assurance that 3CI will be able to meet its obligations as they become due or realize the recorded value of its assets and would likely be forced to seek bankruptcy protection.

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996




1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     The nature and level of competition in this industry have remained at a high level for several years. This condition has produced aggressive price competition and results in pressure on profit margins. 3CI competes against companies which may have access to greater capital resources. In order to compete in this industry on a long-term basis and fully realize its business strategy, 3CI will require additional and continued financing and other assistance from its current shareholders and if available, from outside sources. There is no assurance that adequate funds for these purposes will be available when needed or, if available, on terms acceptable to 3CI.

     Inventory

     Inventory, consisting of containers and supplies, are stated at the lower of cost (first-in, first-out method) or market.

     Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation of property, plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments are capitalized, and expenditures for repairs and maintenance are charged to expense as incurred.

     Impact of Recently Issued Accounting Pronouncements

     In March 1995, the FASB issued Statement No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed. The Company adopted Statement No. 121 in 1996 and, has completed an analysis to determine the impact. Prior to the adoption of Statement No. 121, in the course of preparing its financial statements, the Company routinely reviewed assets for impairment by reviewing expected future undiscounted net cash flows.

     In February 1997, the FASB issued Statement No. 128, "Earnings Per Share." This pronouncement is effective for periods ending after December 15, 1997. This statement requires that basic earnings per share be presented on the face of the income statement. Further, entities with complex capital structures must also present diluted earnings per shares on the face of the income statement. Basic earnings per share excludes dilution and is to be computed by dividing income available to common stockholders by the weighted average number of common shares of stock outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities, options, or other contracts to issue common stock were converted into common stock that then shared in the earnings of the company. No potential common shares may be included in the computation of any diluted per-share amount when a loss from continuing operations exists, even if the company reports net income. At the present time the ultimate impact of the adoption of this standard is not known or reasonably estimable.

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996




1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     In February 1997, the FASB issued Statement No. 129, "Disclosure of Information about Capital Structure." This pronouncement is effective for periods ending after December 15, 1997. This statement establishes standards for disclosing information for an entity's capital structure. Adoption of this standard does not have a significant impact on the Company's financial statements.

     In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income." This pronouncement will be effective for years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Because the Company does not presently have any "items of other comprehensive income," adoption of this standard should not have a significant impact on the Company's financial statements.

     Incineration Rights and Permits

     The incineration rights represent amounts capitalized pursuant to the reverse merger of 3CI for incineration contracts with the cities of Carthage and Center, Texas (the "Cities"), which own the incineration facilities. The amortization of the incineration rights commences at the start of the contract and is amortized on the straight-line method over nine years, which corresponds to the contract periods. Costs associated with the permits are being amortized over the life of the contracts. See
     Note 12 for write-off of incineration rights and permits.

     Intangible Assets

     Intangible assets are amortized on a straight-line method as follows:

          Excess of cost over net assets acquired               17.5-40 years
          Permits                                                   5-7 years
          Customer lists                                           5-10 years

     Amortization expense charged to operations for the years ended December 31, 1997 and 1996 was $122,479 and $864,084, respectively.

     Management evaluates the realization of the intangible assets recorded for each acquisition based on the prospects for the ongoing operations of each acquired company.

     See Note 12 for write-off of intangibles during the fiscal year 1996.

     Revenue Recognition

     The Company recognizes revenue from the treatment of medical waste in the period in which the wastes are treated.

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996




1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Net Loss Per Share

     Net loss per common share was computed by dividing the net loss by the weighted average number of common shares outstanding. For the years ended December 31, 1997 and 1996, the weighted average common shares outstanding was 100 for both years.

     Statements of Cash Flows

     For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     Restricted Cash

     At December 31, 1997 and 1996, the Company had cash of $-0- and $130,000, respectively, which was restricted pursuant to an irrevocable standby letter of credit related to workers compensation insurance.

     Income Taxes

     The Company utilizes the liability method of accounting for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 ("SAS No. 109"). SAS No. 109 requires that deferred income taxes reflect the tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts.

     Management Estimates

     Management has used estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

     Reclassifications

     Certain reclassifications have been made to the prior financial statements to conform to the classifications used in the current financial statements.

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996



2.   BUSINESS ACQUISITIONS:

     River Bay Corporation

     In October 1994, 3CI acquired substantially all of the assets and assumed certain liabilities of River Bay corporation, a Mississippi Corporation ("River Bay"), in consideration for 865,500 shares of Common Stock and additional shares of Common Stock contingent upon the profits of the operations attributable to the assets purchased from River Bay through December 31, 1996. In addition, 3CI issued to River Bay a promissory note in the original principal amount of $1,000,000 bearing an interest rate of 8.75%, which as amended, provided for monthly principal payments ranging from $50,000 to $100,000 through February 1996.

     Pursuant to a Put Option Agreement with River Bay, as amended ("Put Option Agreement"), 3CI, in October 1995, repurchased 300,000 of the shares of Common Stock issued in connection with acquisition in consideration for its promissory note in the original principal amount of $900,000 ($3.00 per share) and providing for monthly principal payments ranging from $25,000 to $75,000, plus interest, through January 1997. Pursuant to the Put Option Agreement, 3CI were obligated to repurchase the remaining 565,500 shares of 3CI Common Stock issued in connection with the acquisition at the option of River Bay, from February 1, 1997 until April 1, 1997 for $3.00 per share. The liability associated with the Put Option Agreement covering the remaining shares is included in Accrued Stock Put Option on the accompanying balance sheet as of December 31, 1996. River Bay exercised its Put Option on or about February 14, 1997, for 3CI to repurchase the 565,500 shares of Common Stock. On or about March 10, 1997, 3CI commenced arbitration proceedings before the American Arbitration Association in Houston, Texas against River Bay and Marlan Baucum seeking to set aside the Purchase Agreement (the "Purchase Agreement") entered into between 3CI and those parties on or about October 10, 1994, together with ancillary agreements pertaining thereto. 3CI was seeking damages and/or to set aside the Purchase Agreement and collateral agreements, including the Put Option Agreement which, if otherwise enforceable, would have required the payment by 3CI of approximately $1,700,000 for 565,500 shares of 3CI Common Stock. In response, on April 9, 1997, Bank of Raleigh and Smith County Bank, assignees of certain rights under the Purchase Agreement, commenced a complaint for declaratory and monetary relief in the U.S. District Court for the Southern District of Mississippi, Jackson Division in Civil Action No. 3:97cv249BN. T he Smith County Bank and Bank of Raleigh prayed declaratory judgment declaring the arbitration provision in the Purchase Agreement to be not binding upon said banks, the claims of 3CI against River Bay to be subordinate to the claims of the banks, unspecified compensatory damages, and punitive damages of at least $1,000,000. In April 1997, the Bank of Raleigh and Smith County Bank gave notice to certain customers in the River Bay division that 3CI was in default of the Put Option Agreement and that its payments should be directly made to the Bank of Raleigh and Smith County Bank. From these efforts, the Bank of Raleigh and Smith County Bank collected $463,000 of 3CI's accounts receivables that were pledged in the Purchase Agreement. On or about May 10, 1997, 3CI filed a Petition of Arbitration in Suit No. 422,107 of the First Judicial District Court, Caddo Parish, Louisiana, naming River Bay and Marlan Baucum as defendants therein. This lawsuit sought an injunction and stay of all judicial and extra-judicial proceedings pursuant to the Put Option Agreement until such time as the arbitration is completed. This action was removed by the defendants to the U.S. District Court for the Western District of Louisiana, Shreveport Division in Civil Action No. 97-0578. On or about October 14, 1997, the parties settled the lawsuits. In the settlement, 3CI agreed to repurchase the remaining 565,500 shares of Common Stock related to the Put Option Agreement, at a price of $816,364, with payments ranging from $100,000 to $63,500. This liability is recorded in the financial

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996



2.   BUSINESS ACQUISITIONS (CONTINUED)

     statements at December 31, 1997.

     River Bay has been engaged in the business of medical waste management services in Mississippi, Tennessee, Florida, Georgia and Alabama.

3.   PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following at December 31, 1997 and 1996:

                                                                                                Useful
                                                             1997              1996              Life
                                                             ----              ----              ----
                                                             (dollars in thousands)

                 Land                                         591                591
                 Buildings and improvements                 1,622              1,538          3-40 years
                 Transportation equipment                   3,287              3,917          5-10 years
                 Machinery and equipment                    5,098              4,859          5-20 years
                 Furniture and fixtures                       329                491          3-10 years
                                                           ------            -------
                                                           10,927             11,396
                                                           ======            =======

     Depreciation expense charged to operations was $1,252,462 and $1,385,072 for the years ending December 31, 1997 and 1996, respectively. During the year ended December 31, 1996, an analysis was done of all the fixed assets of 3CI. In conjunction with the analysis, 3CI reconsidered the appropriate asset lives as well as revising various accounting estimates as a result of recent operating experiences and current market conditions. This write down of $1,183,446 appears as "write-off of fixed assets" on the Consolidated Statement of Operations.

     Substantially all of the Company's property, plant and equipment has been pledged as collateral against certain of the Company's liabilities.

     Set forth below is a summary of the write-offs relating to fixed assets during fiscal 1996:

              Buildings                                                  $12,700

     During 1996, it was necessary to replace the refractory in one of 3CI's incinerators due to the normal wear and tear. There was a net book value of $12,700 of the previously capitalized refractory that is being written-off.

              Leasehold Improvements                                     $80,000

     During 1996, 3CI updated and refurbished several of its transportation and incinerator locations. Management believed the updating and refurbishment was necessary to make the locations more functional and efficiently operational. Also 3CI made an operational decision to close its Austin, Texas transportation location. This closure was made in order to reduce operating costs and personnel costs. Previous leasehold improvement costs, which were being amortized over the life of the lease, (the lease was

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996




3.   PROPERTY, PLANT AND EQUIPMENT (CONTINUED):

     terminated due to the decision to close the location) were written-off as they remained a part of the leased building.

              Transportation Equipment                                  $500,982

     In February 1994, at the time of the reverse merger of 3CI, 3CI had a lease agreement which was accounted for as a Capitalized Lease and was being depreciated over the term of the lease agreement. During 1996, management made a decision to terminate the lease agreement early due to the high cost of maintenance of the leased transportation equipment. The Company had also capitalized other costs associated with these leased assets. As the transportation equipment was returned, it was necessary to write the remaining capitalized net book value off of $500,982.

              Reusable Containers                                        $12,000

     In 1996, 3CI made an operational decision to move a portion of their customer base from disposable cardboard boxes to reusable plastic containers. A significant investment was then made in reusable plastic containers and based upon its prior operating experience with the reusable containers, the Company estimated that a three (3) year life was more reflective of the reusable containers than a five (5) year life. In previous periods 3CI had estimated that the life of reusable containers was five (5) years. Due to this change in estimate 3CI wrote-off previously capitalized reusable containers with a net book value of $12,000.

              Machinery and Equipment                                    $88,000

     During fiscal 1996, it was necessary to change the bags inside the scrubber at an incinerator as these bags became excessively worn and the integrity of the bags was beginning to deteriorate. These bags had a remaining net book value of $22,200 that was written-off as they were no longer able to remain in service. Also, there is a write-off of a previously capitalized major improvement that was done to the upper chamber of the incinerator. During 1996, there was a major improvement completed in the upper chamber and the previously capitalized improvement was written-off at its net book value of $28,405. In the River Bay division, machinery and equipment with a net book value of $37,395 was written-off.

              Computer and Software                                     $490,000

     During 1994 and 1995, 3CI began capitalizing cost associated with one of 3CI's bar coding systems and an accounting system that would streamline the paperwork from the transportation locations, to the incinerators, to ultimately the accounting department (production/billing/accounting system). This was put into service in fiscal 1995 and was being amortized. During fiscal 1996, due to continued problems in the ongoing training of employees on the use of the software and the prohibitive expense of replacing hardware due to harsh conditions, management determined the bar coding system was no longer cost effective and abandoned the project and appropriately wrote-off the unamortized costs. The write-off of these capitalized costs totaled $472,000. The company also wrote-off previously capitalized accounting software with a remaining net book value of $18,000 that was acquired in a previous acquisition (River Bay asset acquisition), as this software was abandoned when the River Bay divi-

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996



3.   PROPERTY, PLANT AND EQUIPMENT (CONTINUED):

     sion was integrated in the fourth quarter of 1996 into the 3CI accounting system.

4.   NOTES PAYABLE:


                                                                                       1997               1996
                                                                                      ------             -----
                                                                                        (dollars in thousands)

     Notes payable to an insurance company, due in
     monthly installments including interest of 7%
     to 9% through March 1998, unsecured                                                 217                 212
                                                                                    ========           =========

     The Company had a $12,800,000 unsecured revolving line of credit maturing on December 31, 1997, of which $15,000 was unused at December 31, 1996.
     Interest was payable monthly and accrued at the interbank offered rate
     (IBOR) (7.15625 at December 31, 1996). The line of credit was repaid in
     full on September 17, 1997                                                           --              12,785
                                                                                    ========           =========

     Notes payable to stockholders bear interest at 4.25%- 4.50% with all unpaid principal and interest due at maturity. All stockholder notes were
     converted to equity at January 1, 1997                                               --               3,851
                                                                                    ========           =========

5.   LONG-TERM DEBT:

     Long-term debt-unaffiliated lenders consists of the following:


                                                                                          1997                1996
                                                                                          ----                ----
                                                                                           (dollars in thousands)

     Note payable to prior owner of Incendere, at an annual adjustable interest rate generally ranging between 7.5% to 9.75%, with 34% of interest being paid quarterly and 66% of interest deferred and added to principal until
     May 21, 1995. Thereafter, principal and interest are due in equal monthly installments until maturity on May 21, 1998, convertible into common stock
     at $3.00 per share, secured by substantially all of the assets of A/MED              241                 615

     Notes payable for purchased vehicles and equipment held as collateral, due in monthly installments, including interest, at rates ranging from 7% to
     16.75%, maturing through 2002                                                      1,303                 991


                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996




5.   LONG-TERM DEBT (CONTINUED):

     Note payable to Stone Container Corp. due in
     monthly payments with interest at 10% through 1997                              --                  74

     Notes payable to River Bay Corporation due in monthly payments with interest of 8.75% through December 1998, secured by accounts receivable,
     equipment, and common stock                                                    816                 376
                                                                                -------            --------
                                                                                  2,360               2,056
     Less--current portion                                                       (1,374)             (1,314)
                                                                                -------            --------
                                                                                    986                 742
                                                                                =======            ========

     Payments due on long-term debt, during each of the five years subsequent to December 31, 1997, are as follows:

                                                                                    (dollars in thousands)
                                                                                   1998               1,374
                                                                                   1999                 662
                                                                                   2000                 314
                                                                                   2001                   7
                                                                                   2002                   3

     The total interest expense was $855,115 and $1,443,542 for the years ended December 31, 1997 and 1996, respectively.

6.   INCINERATION CONTRACTS:

     3CI is a party to exclusive incineration contracts with the Cities whereby 3CI is guaranteed minimum weekly burn capacity and is required to pay fees to the Cities based on the total pounds incinerated. These contract rights were obtained in exchange for the Predecessor Companies purchasing certain equipment for the Cities' incinerators which enabled the Cities to meet all current federal and state emissions control standards. Due to problems arising from contractual agreements with the City of Center, 3CI is presently not utilizing the incinerator at the City of Center for the treatment of medical waste. The Company is no longer using the incinerator in the City of Center and does not believe that discontinuing that use will have a material effect on 3CI's business.

     The City of Carthage requires minimum annual payments under the combined contracts as follows:

                              For the Year Ended     Minimum Required
                                  December 31,           Payments
                              ------------------     ----------------
                                        (dollars in thousands)
                                    1998                    1,000
                                    1999                    1,000
                                    2000                    1,000
                                                            -----
                                                            3,000
                                                            =====

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996




6.   INCINERATION CONTRACTS (CONTINUED):

     In the event 3CI fails to meet the minimum amounts of annual guarantees to the City of Carthage, after giving effect to amounts paid above prior year minimums, annual required minimums (on a cumulative basis), the City of Carthage has the option to terminate 3CI's exclusive incineration rights.

     3CI had a minimum guaranteed payment to the City of Carthage, for incineration fees for the years ended May 31, 1997, 1996, and 1995, of $1,000,000, $716,000, and $596,250, respectively.In the years ended May 31, 1997, 1996, and 1995, 3CI paid incineration fees of $1,401,692, $843,000, and $750,000, respectively to the City of Carthage. 3CI also had minimum guaranteed payments to the City of Center, for incineration fees for the years ended May 31, 1997, 1996, and 1995, of $762,000, $695,000, and
     $495,250, respectively. In the years ended May 31, 1996 and 1995, 3CI paid incineration fees of $779,000 and $551,000, respectively, to the City of Center, in accordance with terms of the contract, thereby meeting the annual minimum fees required.

     In August 1996, 3CI discontinued use of the City of Center facility, due to the City of Center's breach of the exclusivity portion of the contract. The original agreement between 3CI and the City of Center, which was executed on August 22, 1990, gave 3CI the exclusive and sole right to dispose of medical waste at the City of Center's resource recovery facility. 3CI discovered that the City of Center breached its exclusivity portions of the 1990 agreement, as amended on or about October 27, 1994. Due to this breach of contract, 3CI does not believe that minimum guaranteed payment is due to the City of Center. Despite not having the ability to treat waste at the City of Center's resource recovery facility, 3CI has ample treatment capacity to dispose of its medical waste. 3CI believes that the effect of not utilizing this treatment facility has not and will not have a material adverse effect on its financial position, results of operations or cash flows.

     Included in cost of sales for the years ended December 31, 1997 and 1996, is $1,429,097 and $1,542,842, respectively, related to incineration costs at the Cities since the reverse merger.

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996




7.   INCOME TAXES:

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax rate used was 37 percent for the years ended December 31, 1997 and 1996 representing the federal rate and an average of state income tax rates. The components of deferred income tax liabilities and assets are as follows:

                                                                                     1997               1996
                                                                                     ----               ----
                                                                                     (dollars in thousands)
     Deferred income tax liabilities:
     Property and equipment                                                          1,461              1,116
     Other                                                                              69                 67
                                                                                   -------             ------
     Total deferred income tax liabilities                                           1,530              1,183

     Deferred income tax assets
     Net operating loss carryforward                                                 9,870              8,801
     Bad debt reserves                                                                 323                344
     Other                                                                           1,403                940
                                                                                   -------             ------
     Total deferred income tax assets                                               11,596             10,085

     Valuation allowance                                                           (10,066)            (8,902)
                                                                                   -------             ------
     Net deferred income tax asset                                                  (1,530)            (1,183)

     Total deferred income tax assets and liabilities                                   --                 --
                                                                                   =======             ======

     At December 31, 1997, the Company had approximately $25,559,268 of net operating loss carryforwards for federal tax purposes which will expire beginning in 2004 and continue through the year 2012. The Company also had state net operating losses at December 31, 1997. The Company has established a valuation allowance for the federal and state net operating losses of $10,066,016 and $8,902,294 as of December 31, 1997 and 1996,
     respectively. Because of separate return limitations, change in ownership limitations, and the weight of available evidence, it is more likely than not that some portion or possibly all of the net operating losses will not be available for use by the consolidated entities.

8.   STOCK OPTION PLAN:

     In conjunction with the business acquisition described in Note 1, a stock option plan (the "Plan") approved by 3CI's previous shareholders in 1992 totaling 500,000 shares remains in effect. The purpose of the Plan is to provide additional incentives to officers and employees of 3CI who are primarily responsible for the management and growth of 3CI. Each option granted pursuant to the Plan is designated at the time of grant as either an "incentive stock option" or as a "nonqualified stock option." The exercise price equals or exceeds the market price as of the grant date. At September 30, 1995, 3CI had 230,000 shares outstanding under options for two officers and one former officer of 3CI, of which all were exercisable, at option prices of $3.00 to $4.00 per share. During 1995, 3CI reduced the total shares available under the Plan to 375,000 shares, resulting in 145,000 shares available for future issuance as of December 31, 1997 and 1996.

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996





8.   STOCK OPTION PLAN (CONTINUED):

     During the years ended December 31, 1997 and 1996, 140,000 of the 230,000 option shares described above were canceled and a net of 47,500 option shares were issued. As of December 31, 1997, a total of 137,500 option shares are outstanding and a total of 237,500 option shares are available for issuance under the Plan. The outstanding option shares vest monthly over a three-year period. As of the year ended December 31, 1997, the exercise prices of all options granted under the Plan have always exceeded the market price of 3CI's Common Stock.

9.   CONCENTRATION OF CREDIT RISK:

     3CI's customers are concentrated in the medical industry and, therefore, changes in economic, regulatory and other factors which affect the medical industry may impact 3CI's overall credit risk. 3CI monitors the status of its receivables including follow-up directly with customers on past due balances.

10.  DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     SFAS No. 107, Disclosure of Financial Instruments, requires companies to disclose the fair value of each class of financial instruments for which it is practical to estimate that value and for which the recorded value significantly differs from the fair market value. The Company's primary financial instruments are accounts receivable, notes payable, accounts payable, and accrued liabilities. The fair value of accounts receivable approximates its carrying amount. Because of the absence of availability of alternative financing and the substantial doubt about the Company's ability to continue as a going concern, it is not practical to estimate the fair values of notes payable, accounts payable and accrued liabilities.

11.  RELATED PARTY TRANSACTIONS:

     During 1996, the Company made purchases of business forms with a company owned by the father of Curtis W. Crane, the Chief Financial Officer of the Company. Payments to the business forms company during fiscal years ended December 31, 1997 and 1996 totaled $22,000 and $62,000, respectively.

12.  INTANGIBLE ASSET WRITE-OFF:

     In 1996, the Company adopted the provisions of Statement of Financial Accounting Stand ards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. An evaluation of the fair value of the assets associated with 3CI's operations resulted in the determination that certain intangible assets were impaired. The impaired assets were written down by $11,385,328. Fair value was based on the estimated future cash flows to be generated by these intangible assets. This write down is included in the "Write off of Intangibles" amount for fiscal 1996 on the Consolidated Statements of Operations. During the fiscal year of 1995, WSI sent an advisor to 3CI to review ongoing operations of 3CI and to make recommendations as to how to achieve profitability. From this review 3CI developed specific detail plans for its fiscal year ending September 1996. In September 1995, management put together a business plan for the fiscal year ending September 30, 1996. The Board of Directors reviewed the plan in detail

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996





12.  INTANGIBLE ASSET WRITE-OFF (CONTINUED):

     and after thorough consideration in every aspect, the plan was approved by the Board of Directors. The Chairman of the Board met with key operating personnel and officers of the Company to discuss the actions to be taken. Additionally, the Board installed a new officer to oversee the operations and implementation of its plan. The business plan for the fiscal year ended December 31, 1996, included cost reductions and a small amount of price increases. As the fiscal year began to develop key operating objectives of the business plan were not being achieved. In one of 3CI's key operating territories (Houston, Texas), a competitor opened a treatment facility that significantly increased the capacity to treat waste and by the competitor's desire to fill the capacity, the competitor began deep discount pricing to fill the capacity of the new treatment facility. Also, 3CI did not bring its newly constructed incinerator into full operational use until March 1996; the business plan had projected the incinerator to be fully operational in January 1996. As the losses continued, 3CI prepared a forecast based on the best available business information. This forecast was prepared in the fourth quarter of 1996. Because of the forecasted continued losses, it became apparent that an impairment of long-lived assets had occurred.

13.  COMMITMENTS AND CONTINGENCIES:

     In May 1995, a group of minority stockholders of the Company, including Patrick Grafton, former Chief Executive Officer of the Company, acting individually and purportedly on behalf of all minority stockholders, and on behalf of the Company, filed suit in James T. Rash, et al v. Waste Systems, Inc., et al., No. 95-024912 in the District Court of Harris County, Texas, 129th Judicial District, against 3CI, WSI and various directors of the Company. The plaintiffs alleged minority stockholder oppression, breach of fiduciary duty, breach of contract, and "thwarting of reasonable expectations," and demanded an accounting, appointment of a receiver for the sale of the Company, unspecified actual damages and punitive damages of $10 million, plus attorney's fees. In addition, Mr. Grafton alleged unspecified damages as a result of his removal as an officer and director of the Company and the Company's failure to renew his employment agreement in March 1995, and alleged that such removal was wrongful and ineffective. The Company's insurer denied coverage in the lawsuit. The Company has denied all material allegations of the lawsuit. However, the outcome of this cannot be predicted, and an adverse decision in the lawsuit would likely have a material adverse effect on the Company's financial condition and results of operations and cash flows. The Company has reached an agreement in principle with some, but not all, of the plaintiffs for the settlement of this action. The execution of the appropriate documentation to evidence this settlement has been completed and both parties are awaiting court approval which is set for late February 1998. The Company and Mr. Grafton reached a settlement of Mr. Grafton's individual claims relating to his removal as an officer and director of the Company. The terms of the settlement reached between the Company and Mr. Grafton are confidential to both parties. The Company accrued an amount in its fiscal year ended 1996 and 1995 financial statements which closely approximates the actual settlement.

     In June 1995, the former stockholders of Med-Waste Disposal Service, Inc. ("Med-Waste") filed suit in James H. Shepherd, et al v. 3CI Complete Compliance Corporation, et al., No. C.V.-95-1441-1 in the Circuit Court of Hot Springs County, Arkansas, against 3CI and various current and former officers and directors of 3CI. Plaintiffs have alleged violations of federal and state securities laws, breach of contract, common law fraud and negligence in connection with the acquisition of Med-Waste by 3CI, and have demanded rescission, restitution, unspecified actual damages and punitive damages of $10 million, plus attorneys' fees. The case was transferred to the United States District Court of the Western

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996




13.  COMMITMENTS AND CONTINGENCIES (CONTINUED):

     District of Arkansas Hot Springs Division and in November 1996 was subsequently transferred to the United States District Court for the Western District of Louisiana.

     The parties, other than Patrick Grafton, former Chief Executive Officer of 3CI, have agreed to settle the suit in consideration of the issuance by 3CI to the plaintiffs of 250,000 shares of Common Stock and the payment by 3CI to the plaintiffs of 20% to 55% of the pre-tax profits, as defined, attributable to the assets previously acquired from Med-Waste until such time as the shares of Common Stock held by the plaintiffs become freely tradable and the market price of the Common Stock averages at least $2.50 per share over a period of 42 consecutive days. In addition, 3CI and WSI have agreed to repurchase the shares of Common Stock held by the plaintiffs for $2.50 per share in certain events, including the bankruptcy of 3CI or in the event WSI ceases to be the largest beneficial holder of the Common Stock. The obligations of 3CI to the plaintiffs are secured by a security interest in most of the assets of 3CI, and WSI has agreed to subordinate its loans to 3CI, and all related security interests, to the obligations, and the related security interests, of 3CI to the plaintiffs. This matter has been settled by the parties and was dismissed in its entirety on July 31, 1997, by order of the court.

     3CI accrued $250,000 in expenses, which was reflected in its September 30, 1995 financial statements relating to the settlement of the Med-Waste lawsuit.

     In connection with an auto accident in July 1996, two suits have been filed against 3CI. Ryan O'Neil Youmans & Anita Youmans v. American 3CI, et al, No. CV9604899, was filed in the Circuit Court of Jefferson County, Alabama, in August 1996. Jimmy R. Whitfield & Rhonda Whitfield v. Paul Bronger, American 3CI, et al., No. CV-96-847, was filed in the Circuit Court of Shelby County, Alabama in November of 1996. These proceedings have been settled by 3CI's insurance carrier and the related expenditure to 3CI are reflected in the current year consolidated financial statements. The resolution to these lawsuits did not have a material effect on the Company's financial condition, results of operations and cash flows.

     On or about March 10, 1997, 3CI commenced arbitration proceedings before the American Arbitration Association in Houston, Texas against River Bay Corporation ("River Bay") and Marlan Baucum seeking to set aside a Purchase Agreement (the "Purchase Agreement") entered into between those parties on or about October 10, 1994, together with ancillary agreements pertaining thereto. 3CI was seeking damages and/or to set aside the Purchase Agreement and collateral agreements, including a Put Option Agreement (the "Put Option Agreement") which, if otherwise enforceable, would require the payment by 3CI of approximately $1,700,000 for 565,500 shares of 3CI Common Stock. In response, on April 9, 1997, Bank of Raleigh and Smith County Bank, assignees of certain rights under the Purchase Agreement, commenced a complaint for a declaratory and monetary relief in the U.S. District Court for the Southern District of Mississippi, Jackson, Division in Civil Action No. 3:97cv249BN. The Bank of Raleigh and Smith County Bank prayed declaratory judgment declaring the arbitration provision in the Purchase Agreement to be not binding upon the said banks, the claims of 3CI against River Bay to be subordinate to the claims of the banks, unspecified compensatory damages, and punitive damages for least $1,000,000. In this action the Bank of Raleigh and Smith County Bank proceeded to collect the Company's accounts receivable in the River Bay division as it was used as collateral in the Purchase Agreement; they collected approximately $463,000, through October 14, 1997. On or about May 10, 1997, the Company filed a Petition of Arbitration in Suit No. 422,107 of the First Judicial District

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996




13.  COMMITMENTS AND CONTINGENCIES (CONTINUED):

     Court, Caddo Parish, Louisiana, naming River Bay and Marlan Baucum as defendants therein. This lawsuit sought an injunction and stay of all judicial and extra-judicial proceedings pursuant to the Put Option Agreement until such time as the arbitration is completed. This action was removed by the defendants to the U.S. District Court for the Western District of Louisiana, Shreveport Division in Civil Action No. 97-0578. The parties agreed to settle the suit in consideration of the Company repurchasing the remaining 565,500 shares of Common Stock related to the Put Option Agreement for $816,364. The outcome of this lawsuit does not have a material adverse effect on the Company's financial position, result of operations and net cash flows.

     The Company is subject to certain other litigation and claims arising in the ordinary course of business. In the opinion of management of the Company, the amounts ultimately payable, if any, as a result of such litigation and claims will not have a materially adverse effect on the Company's financial position, results of operations, and net cash flows.

     The Company operates within the regulated medical waste disposal industry which is subject to intense governmental regulation at the federal, state and local levels. The Company believes it is currently in compliance in all material respects with all applicable laws and regulations governing the medical waste disposal business. However, continuing expenditures may be required in order for the Company to remain in compliance with existing and changing regulations. Furthermore, because the medical waste disposal industry is predicated upon the existence of strict governmental regulation, any material relaxation of regulatory requirements governing medical waste disposal or of their enforcement could result in a reduced demand for the Company's services and have a material adverse effect on the Company's revenues and financial condition. The scope and duration of existing and future regulations affecting the medical waste disposal industry cannot be anticipated and are subject to changing political and economic pressures.

     At September 30, 1995, 3CI had employment agreements with certain key employees providing for compensation of $145,000 and $130,000 for the years ended December 31, 1997 and 1996. These agreements further provide for a bonus based on the achievement of certain performance objectives. For the years ended December 31, 1997 and 1996, these performance objectives were not achieved.

     At December 31, 1997 and 1996, 3CI had certain noncancelable leases, principally for office space and equipment, with various expiration dates. The aggregate rental expenses under such leases were $735,696 and $866,203, for the fiscal years ended December 31, 1997 and 1996, respectively. Future minimum rentals under such leases for the following fiscal years aggregate $605,000 for 1998, $353,000 for 1999, $106,000 for 2000, $60,000 for 2001
     and $135,000 thereafter.

     3CI granted River Bay security interests in certain of the assets purchased from River Bay and certain accounts receivable attributable to these purchased assets to secure future debt and the Put option.

     The Company has agreed to pay the President of River Bay approximately $65,000 over a period of 15 months related to the settlement of certain issues. This liability is included in accrued liabilities in the December 31, 1997 and 1996 balance sheets.

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996




13.  COMMITMENTS AND CONTINGENCIES (CONTINUED):

     3CI has committed to reimburse WSI approximately $6,000 per month for services provided and costs incurred by the Company's vice president.

     Mr. Charles D. Crochet serves as President of 3CI pursuant to an employment agreement commencing February 1994. Mr. Crochet was entitled to a salary of $6,250 per month in February and March 1994, and then $7,500 per month from April through September 1994, increasing to $9,583 per month commencing October 1994 through September 1995. This employment agreement was renegotiated and modified in August 1995, increasing Mr. Crochet's salary to $10,833 per month commencing October 1, 1995 and thereafter increases to $13,333 on October 1, 1997, and continues through May 1998. As an additional incentive to Mr. Crochet under the new employment agreement, Mr. Crochet is eligible for an annual bonus based on Fiscal Year Pre-Tax Profits as a percentage of revenues. The amount of such annual bonus is based on a percentage between 6% and 10% of an amount determined by the Board of Directors from an approved bonus plan, and such actual percentage depending upon the Company's Pre-Tax Profits as a percentage of revenue.

14.  SUBSEQUENT EVENTS:

     The James T. Rash, et al v. Waste Systems, Inc., et al suit (see Note 13) has been settled. Court approval of such settlement was received in February 1998. Pursuant to the settlement, 3CI has agreed to (i) transfer 78,014 shares of its Common Stock into escrow for later conveyance to the plaintiffs, (ii) transfer warrants for 1,002,964 shares of 3CI Common Stock into escrow for later conveyance to the plaintiffs on the basis of one warrant for every three shares of 3CI Common Stock owned, that are exercisable for two years from the effective date of the Settlement Agreement at a price of $1.50 per share, (iii) pay $425,000 into an escrow account to pay the plaintiffs, attorneys' fees, and (iv) obtain SEC approval, if necessary, to convert the 1,000,000 shares of 3CI Series A Preferred Stock into 7,000,000 shares of 3CI Series B Convertible Preferred Stock ("Series B Preferred Stock"). Pursuant to the terms of the Settlement Agreement, $425,469 has been paid to the plaintiff's attorneys' for fees and 78,014 shares of 3CI Common Stock and warrants for 1,002,964 shares of 3CI Common Stock have been placed in escrow for subsequent conveyance to the plaintiffs.

     3CI, as authorized by the necessary approvals of the Board of Directors and the 3CI's majority stockholder (WSI), has approved the adoption of an amendment (the "Amendment") to 3CI's Certificate of Incorporation, as amended, to (i) increase the authorized preferred stock, of 3CI from 1,000,000 shares to 16,050,000 shares, and (ii) increase the authorized common stock, par value $.01 per share ("Common Stock"), of 3CI from 15,000,000 shares to 40,450,000 shares. The Amendment was adopted to facilitate (i) the conversion of $7,000,000 of debt (the "Debt Conversion") owed by 3CI to WSI, 3CI's largest stockholder, in exchange for 1,000,000 shares of 3CI's Series A Preferred stock, (ii) the exchange of the Series A Preferred Stock for 7,000,000 shares of 3CI's Series B Preferred Stock, and
     (iii) the conversion of an additional $750,000 of debt owed by 3CI to WSI to 750,000 shares of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock").

                       WASTE SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996




14.  SUBSEQUENT EVENTS (CONTINUED):

     3CI has filed the Registration Statement (Form S-1) with the Securities and Exchange Commission to register 1,518,434 additional shares of its Common Stock. On about February 27, 1998, an Information Statement was mailed to 3CI's stockholders informing them of the previous approval by the Board of Directors of 3CI of the corporate actions referred to above and their subsequent adoption by the majority stockholder of the 3CI.

     On or about October 1, 1998, Stericycle, Inc., a Delaware Corporation with its principal offices in Deerfield, Illinois, purchased all of the issued and outstanding shares of stock of WSI. The purchase price for the WSI shares was $10,000,000 in cash. Upon completion of the transaction, WSI became a wholly-owned subsidiary of Stericycle, Inc. Stericycle is engaged in the business of collecting, transporting, treating and disposing of regulated medical waste. It has developed a proprietary treatment technology known as electro-thermal deactivation ("ETD"). As a part of the purchase transaction, Stericycle granted to the sellers certain exclusive negotiation and first refusal rights in respect of medical waste treatment units utilizing Stericycle's ETD technology.

     On October 1, 1998, the Revolving Promissory Note dated September 30, 1995 (between 3CI and WSI) in the maximum principal amount of $8,000,000 ("Original Note") was amended and restated in its entirety. 3CI made a new secured promissory note in the amount of $5,487,308 due on or before September 30, 1999. The note may be extended to a date not later than September 30, 2000. The note bears interest at prime plus 2% and the interest is payable quarterly. The security documents relating to the original note remain in full force and effect. The note places certain restrictions and financial covenants on 3CI.